EXHIBIT 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report dated April 22, 2002, included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-42005, 33-42006, 33-70932, 33-70934, 33-80652, 333-61453,333-61455, 333-
60020 and 333-62598. It should be noted that we have not audited any financial statements of the Company subsequent to March 30, 2002 or performed any audit procedures subsequent to the date of our report.


                                       S/ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 6, 2002